Exhibit 99.1
Academy Sports + Outdoors Appoints Scott Boatwright to its Board of Directors

KATY, Texas, June 6, 2024 /PRNewswire -- Academy Sports and Outdoors, Inc. (“Academy”) (Nasdaq: ASO) today announced that Scott Boatwright has been appointed to its Board of Directors (the "Board"), effective immediately. With this change, Academy's Board now comprises 11 directors.

"We are pleased to welcome Scott to Academy’s Board of Directors," said Ken Hicks, Chairman of the Board of Academy. "Scott’s deep and relevant experience in driving productivity, operational excellence, and scalability in complex business environments, along with building a strong customer base and providing an exceptional customer experience, will be very valuable to the Board as Academy continues to execute its growth strategy.”

Mr. Boatwright brings nearly 30 years of operations, strategic planning, digital/technology, customer service and loyalty, real estate and talent experience. He currently serves as Chief Operating Officer at Chipotle Mexican Grill since May 2023, and previously served as Chipotle’s Chief Restaurant Officer from May 2017 to May 2023. Prior to Chipotle, Mr. Boatwright served at Arby’s Restaurant Group as Senior Vice President, Operations from April 2015 to May 2017, as Senior Vice President, Operations Services from January 2012 to March 2015, and previously in other senior leadership positions. He holds a Master of Business Administration from the J. Mack Robinson College of Business at Georgia State University.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 285 stores across 19 states. Academy's mission is to provide "Fun for All" and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy's product assortment focuses on key categories of outdoor, apparel, sports & recreation and footwear through both leading national brands and a portfolio of private label brands. For more information, visit www.academy.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. You can identify these forward-looking statements by the use of words such as “continues,” “may,” “will,” “should,” “could,” “strategies,” “plans” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding Academy’s expectations regarding its future performance and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory and other factors, including ongoing inflation and continued increases in interest rates, many of which are beyond Academy’s control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy’s filings with the Securities & Exchange Commission (the "SEC"), including Academy’s most recently filed Annual Report on Form 10-K, under the caption “Risk Factors,” as may be updated from time to time in our periodic filings with the SEC. Any forward-

Exhibit 99.1
looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Matt Hodges	Allan Rojas
VP, Investor Relations	Communications Director
281-646-5362	281-944-6048
matt.hodges@academy.com	allan.rojas@academy.com
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